COPY OF EMAIL LETTER FROM FRANC SMIDT TO STEPHEN H. SMOOT:

FrFr “frfr” FrFr

Attachments

Oct 18, 2020, 7:24 AM (8 days ago)

to Stephen, irina0311@yahoo.com, Alex, Маербек, Merdan, me

English Translation of message from Russian:

Shareholders and members of the board of directors

public company TORtec Group,

copy to TOR Biologos GmbH,

copy to Vice President Mr. Atayev,

copy to TORtec Forschungsinstitut GmbH,

copy to Mr. Viktor Shostak

18 October 2020, Birsfelden

APPEA.

Ladies and gentlemen,

We have not received the Online Meeting ID. Was the general meeting of shareholders held or not?

Please provide all the information.

In addition, Franc Smidt and Alex Schmidt did not approve the 10K form and did not participate in the selection of the board of directors.

Form 10K contains incorrect information and incorrect or ambiguous information that misleads shareholders. So, my residence and tax resident address since 2018 is Switzerland: Am Stausee 23, 4127

Birsfelden, Switzerland. Everyone knows this, especially after the conflict in Bulgaria and the visit of the board members to me in Switzerland.

But it is much more important that the management of the TORtec Group, represented by the president, Mr. Smoot, and a member of the board of directors, Mrs. Irina Kochetkova (Irina Livits),

managed to create a conflict situation with the author and designer of the TORNADO unit, Mr. Shostak,

which eventually led to the termination of the general contract and termination of cooperation due to violations of the terms of the contract and license agreements. The same conflict situation was deliberately created by the management with the licensor ‐ TORtec Forschungsinstitut GmbH. The terms of the licensing agreements were not respected. Because of this, I resigned as Chairman of the Board of

Directors. The licensee is at risk of receiving claims from the licensor and the author.

After the seizure of corporate governance, uncoordinated actions damaging a public company, and violations of the terms of our cooperation, I and my structures do not want us to be used for dubious activities. After the misuse of property (mobile TORNADO unit) and intellectual property (copyrights,

licensing agreements) at TORtec Nanosynthesis, unauthorized changes in the design of the unit, its improper and unsafe operation, and a statement by the president of a public company in the 10K form that he will order the production of a working chamber of the unit TORNADO from a third party, we do not consider it possible to continue cooperation, and I ask you to remove me from the board of directors of a public company and all related structures.

I no longer see the point in the existence of the public company itself and asked many times before either to arrange everything correctly, or to create a JV and transfer all rights to it.

In the 2019 report and in the 10K form, there is no information about an unsuccessful attempt to raise

$25 million by private subscription, the money from which was supposed to be spent on investments in the agreed projects of the TORtec Group. For 3 years, all of our approved joint programs have not received any funding, except for the payment for one trip of Andrey Shostak from Ukraine to the United

States to start‐up and commission the TORNADO mobile unit. The expenses specified in the 10K form,

incompetent actions and inaction are ineffective, costly, unprofitable and unjustified, since they create the appearance of successful activities, but in fact are direct violations of the interests of the shareholders of a public company and joint agreements of project initiators and parties. This has been going on for 3 years, it's time to think!

The distribution of shares in the Nano Synthesis company, the attraction of money and their expenditure, the use of the Tornado mobile installation, which is not on the balance sheet of the TORtec

Nanosynthesis company, which somehow turned into a stationary without an approved project, are not clear to me. Structural changes to the TORNADO unit, violation of safety rules and operation of the high‐

pressure unit by unknown people without admission, coordination and approval in accordance with the standards and safety rules, entail dangerous consequences and the responsibility of those who allowed such a situation.

If you plan to release any products based on activated zeolite (irritant) indoors, then how is the production equipped and the safety and security of the workshop, people and the environment? What permissions and approvals have been received from the supervisory authorities for the production installation, for the engineering design, for approvals, for products and its safety and certification rules?

I ask the board of directors and shareholders of a public company to pay attention to the possibility of involuntarily drawing the corporation into a dangerous situation and the economic consequences of the irresponsible activities of the sole head of the corporation and TORtec Nanosynthesis.

Also, TOR Biologos GmbH, as a shareholder, was not notified of the general meeting and did not receive any information and an annual report. How is this possible? In addition, the company did not receive replies to its request dated June 5, 2020 to the President of the TORtec Group and members of the

Board of Directors (attached).

I ask you and the President to clarify the current situation and what measures are being taken by the management of a public company to resolve all conflict issues, documentation and violations of license agreements? Does management have an elementary business plan, agenda, and goals?

Yours faithfully,

Franc Smidt,

shareholder of TORtec GROUP

Акционерам и члнам совета директоров

публичной компании TORtec Group,

копия компании TOR Biologos GmbH,

копия вице‐президенту г‐ну Атаеву,

копия TORtec Forschungsinstitut GmbH,

копия Viktor Shostak

18 октября 2020, Birsfelden

ОБРАЩЕНИЕ.

Уважаемые дамы и господа,

нам

не был

выслан идентификатор онлайн‐конференции. Проводилось ли общее собрание

акционеров или нет?

Прошу предоставить всю информацию.

Кроме того, Franc Smidt и Alex Schmidt не утверждали форму 10K и не участвовали в выборе

состава совета директоров.

В форме 10K даны неверные сведения и неверная и двусмысленная информация, которые

вводят

в заблуждение акционеров. Так, мой адрес прописки и налогового резидента с 2018 года ‐ это

Швейцария: Am Stausee 23, 4127 Birsfelden, Switzerland. Это известно всем, тем более после

конфликта в Болгарии и посещения членами совета директоров меня в

Швейцарии.

Но гораздо важнее, что руководство TORtec  Group в лице

президента г‐на Смут и члена

совета

директоров г‐жи Ирины Кочетковой (Irina Livits) сумели создать конфликтную ситуацию с автором

и конструктором установки ТОРНАДО г‐ном Шостак, что привело в итоге к

расторжению договора

генерального подряда и прекращению сотрудничества из‐за нарушений условий договора и

лицензионных соглашений. Такая же конфликтная ситуация намеренно создана руководством и с

лицензиаром ‐ TORtec Forschungsinstitut GmbH. Условия лицензионных

соглашений не

соблюдались, Из‐за этого я подал в отставку с должности Председателя совета директоров.

Лицензиат находится в зоне риска получения претензий от лицензиара и автора.

После захвата

управления корпорацией, несогласованных действий, наносящих

ущерб

публичной компании, и нарушений условий нашего сотрудничества, я и мои структуры не желаем,

чтобы мы использовались для сомнительной деятельности. После неправомерного

использования имущества (мобильная установка ТОРНАДО) и интеллектуальной собственности

(авторские права, лицензионные соглашения) в компании TORtec Nanosynthesis,

неправомочного

изменения конструкции установки,

её неправильной и небезопасной эксплуатации

и заявления

президента публичной компании в форме 10K, что он закажет изготовление рабочей камеры

установки ТОРНАДО у третьего лица, мы не считаем возможным продолжение

сотрудничества,

и

я прошу вывести

меня из состава

совета

директоров публичной компании и всех связанных с ней

структур.

Я больше

не

вижу смысла и

в существовании самой публичной компании и просил ранее много

раз либо оформить всё правильно, либо создать просто СП и передать на него

все права.

В отчете 2019 года и в форме 10K нет сведений и о неудачной попытке привлечь 25 млн долларов

по закрытой подписке, деньги от которой предполагалось пустить на инвестиции в согласованные

проекты TORtec Group. За 3 года все

наши утвержденные

совместные программы не

получили

никакого финансирования, кроме оплаты одной поездки Андрея Шостака с Украины в США на

пуско‐наладку мобильной установки ТОРНАДО. Расходы, указанные в форме 10K, некомпетентные

действия и

бездействие являются неэффективными, затратными, убыточными и

неоправданными, так как

создают видимость благополучной деятельности, а на самом деле

являются прямыми нарушениями интересов акционеров публичной компании и совместных

договоренностей инициаторов проектов и сторон. Так длится уже 3 года, пора задуматься!

Распределение долей в компании TORtec Nanosynthesis, привлечение денег и и их расход,

использование ненаходящейся на балансе компании TORtec Nanosynthesis мобильной установки

Торнадо, превратившейся каким‐то образом без утвержденного проекта в стационарную,

для

меня не понятны. Конструкционные изменения установки ТОРНАДО, нарушение правил

безопасности и эксплуатации установки высокого давления неизвестными людьми без допуска,

согласования и утверждения в соответствии с нормативами и правилами безопасности, влечет за

собой опасные последствия и ответственность лиц, допустивших такую ситуацию.

Если

планируется выпуск какой‐либо продукции на основе активированного цеолита (ирритант)

внутри помещения, то как оснащено производство и безопасность и техника безопасности цеха,

людей и окружающей среды? Какие получены разрешения

и согласования от надзорных органов

по производственной установке, по инженерному проекту, по допускам, по продукции и её

правилам безопасности и сертификации?

Прошу совет директоров и акционеров публичной компании обратить внимание на возможность

невольного втягивания корпорации в опасную ситуацию и экономические последствия

безответственной

деятельности единоличного руководителя корпорации и компании TORtec

Nanosynthesis.

Ещё: компания TOR Biologos GmbH как

акционер не извещалась о проведении общего собрания и

не получала никакой информации и годовой отчет. Как такое возможно? Кроме того, компания не

получила ответы на свой запрос от 5 июня 2020 года в адрес президента TORtec Group и членов

совета директоров (прилагается).

Прошу вас и президента разъяснить

ситуацию, сложившуюся на сегодняшний день, и какие меры

принимает руководство публичной компании для урегулирования всех конфликтных вопросов,

документации и нарушений лицензионных соглашений? Имеется ли у руководства элементарный

бизнес‐план, программа действий и цели?

С уважением,

Franc Smidt,

акционер TORtec GROUP